    Press Release

UGI Reports Fiscal 2019 Results
Issues Fiscal 2020 Guidance
NOVEMBER 11, 2019

VALLEY FORGE, PA - UGI Corporation (NYSE: UGI) today reported financial results for the fiscal year ended September 30, 2019.

HIGHLIGHTS

•	GAAP EPS of $1.41 per diluted share and adjusted EPS of $2.28 per diluted share; amounts are net of $0.08 resulting from the share impacts and seasonal loss associated with fourth quarter acquisitions

•
GAAP net income of $256.2 million and adjusted net income of $412.9 million compared to $718.7 million and $485.6 million, respectively, in the prior year; reportable segments earnings before interest expense and income taxes of $978.1 million compared to $1.08 billion in the prior year

•	Completed the significant strategic acquisition of Columbia Midstream Group ("CMG") and the AmeriGas Merger transaction

•	Issued adjusted EPS guidance of $2.60 - $2.90 per diluted share for the fiscal year ending September 30, 2020
"We are pleased to report the progress we have made this year on a number of strategic initiatives," said John L. Walsh, president and chief executive officer of UGI Corporation. "Fiscal 2019 was highlighted by the closing of the important AmeriGas Merger transaction and the CMG acquisition in our fourth quarter. These transactions will be modestly accretive in Fiscal 2020 but highly cash positive. Both of these transactions align with our strategy and will support our long-term commitments to shareholders.
"Our teams also made tremendous progress on our key initiatives and growth drivers. The Utility had another year of record capital spending and completed its first combined Gas Utility rate case while the Energy Services team continued to expand our asset base in the Marcellus. On the LPG side, AmeriGas achieved record ACE and National Accounts volumes while the International team completed four tuck-in acquisitions. Our two strategic acquisitions and continued progress on our key initiatives strengthen our foundation and position UGI to build on our long history of delivering strong returns on capital and return of capital to our shareholders."

STRATEGIC ACCOMPLISHMENTS

•
UGI Utilities invested a record $355 million of capital, added approximately 14,000 residential and commercial heating customers, filed and successfully settled its first combined Gas Utility rate case, increasing base rate revenue by approximately $30 million (new rates went into effect in October), and completed the development and implementation of its ERP system.

•
Midstream & Marketing completed its fourth expansion of the Auburn system in November 2019, expanded the Texas Creek gathering system in northern Pennsylvania, began construction of the Bethlehem LNG storage and vaporization facility, and acquired South Jersey Energy Company's natural gas marketing business.

•
UGI International integrated four LPG distribution businesses located in Belgium, the Netherlands and the United Kingdom, deployed technology-enabled solutions to enhance the customer experience, and refinanced its entire debt portfolio, which included the first time issuance of senior notes (€350 million) at an attractive rate of 3.25%.

•
AmeriGas achieved record volumes from ACE and National Accounts programs, launched the barbecue cylinder home delivery program, Cynch, and continued to expand its innovative cylinder vending solutions with large volume customers.

•
Global LPG businesses launched business transformation initiatives to promote greater efficiencies, optimize the business model, and leverage technology to increase profitability and deliver a better customer experience.

•
UGI Corporation increased its dividend by 25%, from $0.26 to $0.325 on a quarterly basis, a compound average growth rate of 9.4% over the last ten years. This marks the 32nd consecutive year that UGI Corporation has increased its dividend.

2020 OUTLOOK
UGI provided an adjusted EPS guidance range of $2.60 - $2.90 per diluted share for the fiscal year ending September 30, 2020 1. This guidance range assumes normal weather, based upon a 15-year average, the return of some pipeline capacity values but at reduced levels, excludes business transformation costs at our Global LPG businesses, and excludes mark-to-market gains and losses on commodity and certain foreign currency derivative instruments.

EARNINGS CALL and WEBCAST
UGI Corporation will hold a live Internet Audio Webcast of its conference call to discuss fiscal 2019 earnings and other current activities at 9:00 AM ET on Tuesday, November 12, 2019. Interested parties may listen to the audio webcast both live and in replay on the Internet at https://www.ugicorp.com/investors/financial-reports/presentations or by visiting the company website https://www.ugicorp.com and clicking on Investor Relations. A telephonic replay will be available from 2:00 PM ET on November 12 through 11:59 PM ET on November 19. The replay may be accessed at (855) 859-2056, and internationally at 1-404-537-3406, conference ID 4819739.

CONTACT INVESTOR RELATIONS
610-337-1000
Brendan Heck, ext. 6608
Alanna Zahora, ext. 1004
Shelly Oates, ext. 3202

ABOUT UGI
UGI Corporation is a distributor and marketer of energy products and services. Through subsidiaries, UGI operates natural gas and electric utilities in Pennsylvania, distributes LPG both domestically (through AmeriGas) and internationally (through UGI International), manages midstream energy assets in Pennsylvania, Ohio, and West Virginia and electric generation assets in Pennsylvania, and engages in energy marketing businesses in eleven states, the District of Columbia and internationally in France, Belgium, the Netherlands and the UK.

Comprehensive information about UGI Corporation is available on the Internet at https://www.ugicorp.com.

USE OF NON-GAAP MEASURES
Management uses "adjusted net income attributable to UGI" and "adjusted diluted earnings per share," both of which are non-GAAP financial measures, when evaluating UGI's overall performance. For the periods presented, adjusted net income attributable to UGI is net income attributable to UGI Corporation after excluding net after-tax gains and losses on commodity and certain foreign currency derivative instruments not associated with current period transactions (principally comprising changes in unrealized gains and losses on such derivative instruments), losses associated with extinguishments of debt, merger expenses associated with the AmeriGas Merger, acquisition and integration expenses associated with the CMG and Finagaz acquisitions, LPG business transformation costs, impairments of Partnership tradenames and trademarks and remeasurement impacts on income tax assets and liabilities resulting from the enactments of the Tax Cuts and Jobs Act ("TCJA") and 2016 and 2017 finance bills in France. Volatility in net income at UGI can occur as a result of gains and losses on commodity and certain foreign currency derivative instruments not associated with current period transactions but included in earnings in accordance with U.S. generally accepted accounting principles ("GAAP").

Non-GAAP financial measures are not in accordance with, or an alternative to, GAAP and should be considered in addition to, and not as a substitute for, the comparable GAAP measures. Management believes that these non-GAAP measures provide meaningful information to investors about UGI’s performance because they eliminate the impact of (1) gains and losses on commodity and certain foreign currency derivative instruments not associated with current-period transactions and (2) other significant discrete items that can affect the comparison of period-over-period results.
Tables on the last page reconcile net income attributable to UGI Corporation, the most directly comparable GAAP measure, to adjusted net income attributable to UGI Corporation, and diluted earnings per share, the most comparable GAAP measure, to adjusted diluted earnings per share, to reflect the adjustments referred to above.

1 Because we are unable to predict certain potentially material items affecting diluted earnings per share on a GAAP basis, principally mark-to-market gains and losses on commodity and certain foreign currency derivative instruments we cannot reconcile fiscal year 2020 adjusted diluted earnings per share, a non-GAAP measure, to diluted earnings per share, the most directly comparable GAAP measure, in reliance on the “unreasonable efforts” exception set forth in SEC rules.

This press release contains certain forward-looking statements that management believes to be reasonable as of today’s date only. Actual results may differ significantly because of risks and uncertainties that are difficult to predict and many of which are beyond management’s control. You should read UGI’s Annual Report on Form 10-K for a more extensive list of factors that could affect results. Among them are adverse weather conditions, cost volatility and availability of all energy products, including propane, natural gas, electricity and fuel oil, increased customer conservation measures, the impact of pending and future legal proceedings, continued analysis of recent tax legislation, liability for uninsured claims and for claims in excess of insurance coverage, domestic and international political, regulatory and economic conditions in the United States and in foreign countries, including the current conflicts in the Middle East, and foreign currency exchange rate fluctuations (particularly the euro), the timing of development of Marcellus Shale gas production, the availability, timing and success of our acquisitions, commercial initiatives and investments to grow our business, our ability to successfully integrate acquired businesses and achieve anticipated synergies, including certain integration risks relating to the acquisition of CMG, and the interruption, disruption, failure, malfunction, or breach of our information technology systems, including due to cyber-attack. UGI undertakes no obligation to release revisions to its forward-looking statements to reflect events or circumstances occurring after today.

SEGMENT RESULTS ($ in millions, except where otherwise indicated)
AmeriGas Propane

For the year ended September 30,	2019	2018	Increase (Decrease)
Revenues	$2,682.0	$2,823.0	$(141.0)	(5.0)%
Total margin (a)	$1,490.7	$1,508.3	$(17.6)	(1.2)%
Operating and administrative expenses	$929.0	$924.7	$4.3	0.5%
Operating income / earnings before interest expense and income taxes	$404.0	$422.2	$(18.2)	(4.3)%
Partnership Adjusted EBITDA (b)	$580.3	$605.5	$(25.2)	(4.2)%

Retail gallons sold (millions)	1,053.9	1,081.3	(27.4)	(2.5)%
Heating degree days - % colder than normal	3.6%	0.3%
Capital expenditures	$107.3	$101.3	$6.0	5.9%

•
Retail gallons sold decreased 3% primarily due to lower base volumes, including the impact of unfavorable weather patterns in the southeastern U.S. during the critical heating months of January and February.

•
Total margin decreased $18 million primarily reflecting lower retail total margin ($22 million) resulting from lower volumes, partially offset by higher retail unit margins, tank rent and service total margin.

•
Operating and administrative expenses increased slightly reflecting, among other things, higher accruals for litigation ($10 million) and higher vehicle lease expense ($10 million), including $5 million to correct vehicle lease expense associated with prior periods, substantially offset by lower general insurance and self-insured casualty and liability expense, and other controllable expenses that were lower than prior year.

UGI International

For the year ended September 30,	2019	2018	Decrease
Revenues	$2,372.2	$2,683.8	$(311.6)	(11.6)%
Total margin (a)	$955.8	$1,043.2	$(87.4)	(8.4)%
Operating and administrative expenses	$611.3	$657.9	$(46.6)	(7.1)%
Operating income	$228.9	$247.9	$(19.0)	(7.7)%
Earnings before interest expense and income taxes	$234.3	$240.4	$(6.1)	(2.5)%

LPG retail gallons sold (millions)	832.6	875.0	(42.4)	(4.8)%
Heating degree days - % (warmer) than normal	(5.8)%	(5.3)%
Capital expenditures	$106.4	$111.4	$(5.0)	(4.5)%
Base-currency results are translated into U.S. dollars based upon exchange rates experienced during the reporting periods. The functional currency of a significant portion of our UGI International results is the euro and, to a much lesser extent, the British pound sterling. During Fiscal 2019 and Fiscal 2018, the average unweighted euro-to-dollar translation rates were $1.13 and $1.19, respectively, and the average unweighted British pound sterling-to-dollar translation rates were $1.28 and $1.35, respectively.

•
Total retail LPG gallons sold decreased due to warm weather during the peak heating months, lower crop drying volumes due to a very warm and dry summer, and the loss of a low-margin cylinder dealer in Poland.

•
Total margin decreased $87 million due to lower retail LPG gallons sold and the translation effects of the weaker euro and British pound sterling (approximately $60 million) partially offset by slightly higher average retail LPG unit margin.

•
Operating and administrative expenses decreased $47 million principally reflecting the translation effects of the weaker euro and British pound sterling on local currency expenses (approximately $35 million). In local currency, operating and administrative expenses were lower than prior year principally reflecting lower expenses associated with operational safety requirements, and lower advertising, information technology and outside services expense.

•
Earnings before interest expense and income taxes ("EBIT") decreased $6 million principally reflecting a $19 million decrease in operating income offset by higher gains on foreign exchange contracts used to reduce volatility in UGI International's net income.

Midstream & Marketing

For the year ended September 30,	2019	2018	Increase (Decrease)
Revenues	$1,515.7	$1,421.7	$94.0	6.6%
Total margin (a)	$274.5	$330.9	$(56.4)	(17.0)%
Operating and administrative expenses	$119.5	$112.8	$6.7	5.9%
Operating income	$105.0	$175.1	$(70.1)	(40.0)%
Earnings before interest expense and income taxes	$114.1	$178.7	$(64.6)	(36.1)%

Heating degree days - % (warmer) than normal	(1.6)%	(1.5)%
Capital expenditures	$124.3	$43.1	$81.2	188.4%

•
Total margin decreased $56 million principally reflecting lower capacity management total margin ($69 million), lower electric generation total margin ($10 million) and lower natural gas marketing total margin. These decreases were partially offset by higher natural gas gathering total margin including incremental margin from the CMG acquisition.

•
Operating and administrative expenses increased $7 million reflecting higher expenses associated with greater peaking, LNG, and gas gathering activities including incremental expenses from the CMG acquisition, slightly higher compensation and benefits expense, and slightly higher operation and maintenance expense.

•
Depreciation and amortization expense increased $7.9 million principally due to incremental depreciation from the expansion of natural gas gathering assets including CMG and, to a much lesser extent, peaking and LNG assets.

•
EBIT decreased $65 million primarily due to lower margin, higher depreciation and amortization expense and higher operating and administrative expenses. EBIT includes incremental equity income from the Pennant system that was acquired as part of the CMG acquisition.

UGI Utilities

For the year ended September 30,	2019	2018	Increase (Decrease)
Revenues	$1,048.6	$1,092.4	$(43.8)	(4.0)%
Total margin (a)	$562.6	$564.5	$(1.9)	(0.3)%
Operating and administrative expenses	$244.3	$242.2	$2.1	0.9%
Operating income	$224.2	$239.9	$(15.7)	(6.5)%
Earnings before interest expense and income taxes	$225.7	$237.5	$(11.8)	(5.0)%

Gas Utility system throughput - billions of cubic feet
Core market	80.3	80.2	0.1	0.1%
Total	293.9	264.0	29.9	11.3%
Gas Utility Heating degree days - % (warmer) than normal	(5.0)%	(2.1)%
Capital expenditures	$355.3	$338.5	$16.8	5.0%

•
Gas Utility core market throughput increased slightly despite weather that was 3% warmer than the prior year primarily due to increased residential and commercial heating customers and higher use per customer.

•
Total margin decreased $2 million principally reflecting the effects of the May 17, 2018, PA Public Utility Commission ("PAPUC") Order regarding credit to customers of tax savings from the TCJA. Excluding the effects on margin in both periods as a result of the PAPUC Order, Gas Utility total margin increased $8 million. Electric Utility total margin also increased primarily reflecting higher transmission revenue and the increase in base rates partially offset by lower distribution system sales.

•
Operating and administrative expenses increased $2 million primarily reflecting higher contractor and outside service expense ($5 million) and higher IT maintenance and consulting expenses ($3 million) partially offset by lower uncollectible accounts expense ($4 million).

•	Depreciation expense increased $8.2 million due to increased distribution system and IT capital expenditure activity.

•
EBIT decreased $12 million reflecting lower total margin ($2 million), higher operating and administrative expenses ($2 million), greater depreciation expense ($8 million), and higher other operating expense ($2 million) partially offset by higher postretirement plan non-service income ($4 million).

(a) Total margin represents total revenue less total cost of sales. In the case of UGI Utilities, total margin is also reduced by certain revenue-related taxes.
(b) Partnership Adjusted EBITDA is a non-GAAP financial measure and it is not in accordance with, or an alternative to, GAAP and should be considered in addition to, and not a substitute for, the comparable GAAP measures. Management believes Partnership Adjusted EBITDA is a meaningful non-GAAP measure used by investors to compare the Partnership's operating performance with that of other companies within the propane industry and assess the Partnership's ability to meet loan covenants. See reconciliation of Partnership Adjusted EBITDA to AmeriGas Propane income before income taxes below.

REPORT OF EARNINGS - UGI CORPORATION

($ millions, except per share) Unaudited	Three Months Ended September 30,		Twelve Months Ended September 30,
	2019	2018	2019	2018
Revenues:
AmeriGas Propane	$411.5	$467.0	$2,682.0	$2,823.0
UGI International	391.7	456.4	2,372.2	2,683.8
Midstream & Marketing	246.6	264.7	1,515.7	1,421.7
UGI Utilities	132.4	126.1	1,048.6	1,092.4
Corporate & Other (a)	(31.8)	(41.1)	(298.1)	(369.7)
Total revenues	$1,150.4	$1,273.1	$7,320.4	$7,651.2
Earnings (loss) before interest expense and income taxes:
AmeriGas Propane	$(8.7)	$(12.6)	$404.0	$422.2
UGI International	16.5	0.2	234.3	240.4
Midstream & Marketing	14.4	8.2	114.1	178.7
UGI Utilities	7.2	2.2	225.7	237.5
Total reportable segments	29.4	(2.0)	978.1	1,078.8
Corporate & Other (a)	(103.3)	64.0	(319.8)	5.8
Total (loss) earnings before interest expense and income taxes	(73.9)	62.0	658.3	1,084.6
Interest expense:
AmeriGas Propane	(41.2)	(41.1)	(167.4)	(163.1)
UGI International	(7.7)	(4.8)	(25.0)	(21.1)
Midstream & Marketing	(7.3)	(0.3)	(9.0)	(2.4)
UGI Utilities	(13.3)	(10.9)	(49.6)	(42.9)
Corporate & Other, net (a)	(6.6)	(0.2)	(6.8)	(0.6)
Total interest expense	(76.1)	(57.3)	(257.8)	(230.1)
(Loss) income before income taxes	(150.0)	4.7	400.5	854.5
Income tax benefit (expense) (b)	19.2	(12.5)	(92.6)	(32.1)
Net (loss) income including noncontrolling interests	(130.8)	(7.8)	307.9	822.4
Add net loss (deduct net income) attributable to noncontrolling interests, principally in AmeriGas Partners, L.P.	79.3	32.2	(51.7)	(103.7)
Net (loss) income attributable to UGI Corporation	$(51.5)	$24.4	$256.2	$718.7
(Loss) earnings per share attributable to UGI shareholders:
Basic	$(0.27)	$0.14	$1.44	$4.13
Diluted	$(0.27)	$0.14	$1.41	$4.06
Weighted Average common shares outstanding (thousands) (c):
Basic	189,905	174,391	178,417	173,908
Diluted	189,905	177,506	181,111	176,905
Supplemental information:
Net income (loss) attributable to UGI Corporation:
AmeriGas Propane	$(8.1)	$(5.1)	$68.2	$76.3
UGI International	3.6	0.4	144.8	153.1
Midstream & Marketing	6.7	6.1	78.0	126.7
UGI Utilities	(6.2)	(4.3)	133.2	140.9
Corporate & Other (a)	(47.5)	27.3	(168.0)	221.7
Total net (loss) income attributable to UGI Corporation	$(51.5)	$24.4	$256.2	$718.7

(a)
During the fourth quarter of Fiscal 2019, the measurement of segment profit used by our CODM was revised to exclude certain items that are now included in Corporate & Other (in addition to net gains and losses on commodity and certain foreign currency derivative instruments not associated with current-period transactions which had been previously excluded). Corporate & Other now includes, among other things, specific items attributable to our reportable segments that are not included in profit measures used by our chief operating decision maker in assessing our reportable segments' performance or allocating resources. These specific items are shown in the section titled "Non-GAAP Financial Measures - Adjusted Net Income Attributable to UGI and Adjusted Diluted Earnings Per Share" below. Corporate & Other also includes the elimination of certain intercompany transactions. Also during the fourth quarter of Fiscal 2019, we began evaluating the performance of our reportable segments based upon earnings before interest expense and income taxes, excluding the items above.

(b)
Income tax expense for the three and twelve months ended September 30, 2018 includes benefits from adjustments to tax-related amounts resulting from the TCJA enacted on December 22, 2017 of $(5.8) million and $166.3 million, respectively, and (expense) benefits from adjustments to net deferred income tax liabilities in France as a result of tax legislation in France of $(1.4) million and $12.1 million, respectively.

(c)	Fiscal 2019 includes the partial-year impact from the August 2019 issuance of 34.6 million shares of UGI Common Stock in connection with the AmeriGas Merger.

Non-GAAP Financial Measures - Adjusted Net Income Attributable to UGI and Adjusted Diluted Earnings Per Share
(unaudited)

Fiscal Year Ended September 30,	2019	2018
Adjusted net income attributable to UGI Corporation (millions):
Net income attributable to UGI Corporation	$256.2	$718.7
Net losses (gains) on commodity derivative instruments not associated with current-period transactions (net of tax of $(59.5) and $26.7) (1) (2)	147.4	(68.1)
Unrealized gains on foreign currency derivative instruments (net of tax of $9.3 and $9.3) (1)	(22.9)	(19.6)
Loss on extinguishments of debt (net of tax of $(1.9) and $0) (1)	4.2	—
AmeriGas Merger expenses (net of tax of $(0.4) and $0) (1)	1.2	—
Acquisition and integration expenses associated with the CMG acquisition (net of tax of $(4.5) and $0) (1)	11.2	—
LPG business transformation costs (net of tax of $(5.1) and $0) (1)	15.6	—
Integration expenses associated with Finagaz (net of tax of $0 and $(12.0)) (1)	—	18.5
Impairment of Partnership tradenames and trademarks (net of tax of $0 and $(5.8)) (1)	—	14.5
Impact from change in French tax rate	—	(12.1)
Remeasurement impact from TCJA	—	(166.3)
Total adjustments	156.7	(233.1)
Adjusted net income attributable to UGI Corporation	$412.9	$485.6

Adjusted diluted earnings per share:
UGI Corporation earnings per share - diluted	$1.41	$4.06
Net losses (gains) on commodity derivative instruments not associated with current-period transactions	0.82	(0.39)
Unrealized gains on foreign currency derivative instruments	(0.13)	(0.11)
Loss on extinguishments of debt	0.02	—
AmeriGas Merger expenses	0.01	—
Acquisition and integration expenses associated with the CMG acquisition	0.06	—
LPG business transformation costs	0.09	—
Integration expenses associated with Finagaz	—	0.10
Impairment of Partnership tradenames and trademarks	—	0.08
Impact from change in French tax rate	—	(0.07)
Remeasurement impact from TCJA	—	(0.93)
Adjusted diluted earnings per share	$2.28	$2.74

(1)	Income taxes associated with pre-tax adjustments determined using statutory business unit tax rates.

(2)	Includes the effects of rounding.

Non-GAAP Financial Measures - Partnership Adjusted EBITDA

The following table provides a reconciliation of Partnership Adjusted EBITDA to AmeriGas Propane income before income taxes:

	2019	2018
Income before income taxes	$236.6	$259.1
Interest expense	167.4	163.1
Depreciation and amortization	179.4	185.8
Noncontrolling interest (i)	(3.1)	(2.5)
Partnership Adjusted EBITDA	$580.3	$605.5

(i) Principally represents 1.01% noncontrolling interest in AmeriGas OLP.